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                                                                 Exhibit 4.13
                                                                [EXECUTION COPY]




                                U.S. BORROWER GUARANTY


         This U.S. BORROWER GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this "GUARANTY"), dated as of June 30, 1997, is made by LEINER HEALTH PRODUCTS INC., a Delaware corporation (the "GUARANTOR"), in favor of the Agents (as defined below) for each of the Secured Parties (as defined below).


                                 W I T N E S S E T H:


         WHEREAS, pursuant to a Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Group Inc., a Delaware corporation ("LHPG" or the "U.S. BORROWER" (prior to the Assumption)), Vita Health Company (1985) Ltd., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), The Bank of Nova Scotia ("SCOTIABANK"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), and Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, collectively, the "AGENTS"), the Lenders and the Issuers have extended Commitments to make Credit Extensions to the Borrowers;

         WHEREAS, as contemplated by the Credit Agreement, immediately following the making of the initial Credit Extensions, the Guarantor and LHPG have delivered the Assumption Agreement, pursuant to which the Guarantor has assumed (the "ASSUMPTION") the rights and obligations of LHPG as (and has become) the "U.S. BORROWER" under the Credit Agreement;

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         WHEREAS, as a condition precedent to the making of the Credit
Extensions (including the initial Credit Extension) and the execution and delivery of the Assumption Agreement under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders and the Issuers to make Credit Extensions (including the initial Credit Extensions) to the Borrowers pursuant to the Credit Agreement, and to induce Secured Parties to enter into Rate Protection Agreements entered into pursuant to the Credit Agreement, if any, the Guarantor agrees, for the benefit of each Secured Party, as follows:


                                      ARTICLE I

                                     DEFINITIONS

         SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "AGENTS" is defined in the FIRST RECITAL.

         "BORROWERS" is defined in the FIRST RECITAL.

         "CANADIAN AGENT" is defined in the FIRST RECITAL.

         "CANADIAN BORROWER" is defined in the FIRST RECITAL.

         "CANADIAN FACILITY OBLIGOR" is defined in clause (a) of Section 2.1.

         "CANADIAN LENDERS" is defined in the FIRST RECITAL.

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         "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "GUARANTEED PARTY" is defined in CLAUSE (A) of SECTION 2.1.

         "GUARANTOR" is defined in the PREAMBLE.

         "GUARANTY" is defined in the PREAMBLE.

         "LENDERS" is defined in the FIRST RECITAL.

         "LHPG" is defined in the FIRST RECITAL.

         "SCOTIABANK" is defined in the FIRST RECITAL.

         "U.S. AGENT" is defined in the FIRST RECITAL.

         "U.S. LENDERS" is defined in the FIRST RECITAL.

         SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                                      ARTICLE II

                                 GUARANTY PROVISIONS

         SECTION 2.1. GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably

         (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of LHPG, the Canadian Borrower and each other Obligor under the Canadian Facility (each a "CANADIAN FACILITY OBLIGOR" and, together with LHPG, a "GUARANTEED PARTY") now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United

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    States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of
    Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C.
    Section 502(b) and Section 506(b) or analogous provisions under Canadian law); PROVIDED, HOWEVER, that (sujbect to SECTION 2.4), immediately following the Assumption, the Guarantor's guarantee of LHPG's Obligations pursuant to this Guaranty shall terminate and LHPG shall no longer be a Guaranteed Party under this Guaranty; and

         (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorney's fees and expenses and disbursements) incurred by such Secured Party in enforcing any rights under this Guaranty except for any such costs, expenses and disbursements arising by reason of the relevant indemnified party's gross negligence or willful misconduct.

This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Guaranteed Party (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

         SECTION 2.2. ACCELERATION OF GUARANTY. The Guarantor agrees that, unless repayment of the Canadian Facility shall have occurred as specified in
SECTION 2.3, in the event of the dissolution or insolvency of the Canadian Borrower, any other Canadian Facility Obligor or the Guarantor, or the inability or failure of the Canadian Borrower, any other Canadian Facility Obligor or the Guarantor to pay debts as they become due, or an assignment by the Canadian Borrower, any other Canadian Facility Obligor or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Canadian Borrower, any other Canadian Facility Obligor or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Canadian Borrower and each other Canadian Facility Obligor may not then be due and payable, the Guarantor agrees that it will pay to the Lenders forthwith the full amount which would be payable hereunder

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by the Guarantor if all such Obligations were then due and payable.

         SECTION 2.3. GUARANTY ABSOLUTE, ETC. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Canadian Borrower and each other Canadian Facility Obligor have been paid in full in cash or cash collateralized in full, all obligations of the Guarantor hereunder shall have been paid in full in cash or cash collateralized in full, all Canadian Letters of Credit have been terminated or expired, all Rate Protection Agreements entered into pursuant to the Credit Agreement in respect of the Canadian Facility have been terminated and all Canadian Commitments shall have terminated. The Guarantor guarantees that the Obligations of each Guaranteed Party will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

         (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document or any other instrument or document relating to any thereof;

         (b) the failure of any Secured Party

              (i) to assert any claim or demand or to enforce any right or remedy against any Guaranteed Party or any other Person (including any other guarantor (including the Guarantor)) under the provisions of the Credit Agreement, any Note, any other Loan Document, any other instrument or document relating to any thereof or otherwise, or

              (ii) to exercise any right or remedy against any other guarantor (including the Guarantor) of, or collateral securing, any Obligations of the Canadian Borrower or any other Guaranteed Party;

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         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Guaranteed Party, or any other extension, compromise or renewal of any Obligation of any Guaranteed Party;

         (d) any reduction, limitation, impairment or termination of any Obligations of any Guaranteed Party for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of any Guaranteed Party or otherwise;

         (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note, or any other Loan Document or any other instrument or document relating to any thereof;

         (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Secured Party securing any of the Obligations of any Guaranteed Party; or

         (g) any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Obligations of any Guaranteed Party) available to, or a legal or equitable discharge of, any Guaranteed Party, any surety or any guarantor.

         SECTION 2.4. REINSTATEMENT, ETC. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations of any Guaranteed Party is rescinded or must otherwise be restored by any Secured Party, upon the insolvency, bankruptcy or reorganization of any Guaranteed Party or otherwise, all as though such payment had not been made.

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         SECTION 2.5.  WAIVER, ETC.  The Guarantor hereby waives  promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of any Guaranteed Party and this Guaranty and any requirement that the Agents or any other Secured Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Guaranteed Party or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of any Guaranteed Party, as the case may be.

         SECTION 2.6. POSTPONEMENT OF SUBROGATION, ETC. The Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the prior payment in full in cash of or cash collateralization in full of all Obligations of the Canadian Borrower and each other Canadian Facility Obligor, the termination, expiration or cash collateralization of all Canadian Letters of Credit, the termination of all Rate Protection Agreements in respect of the Canadian Facility and the termination of all Canadian Commitments. Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment in full in cash of all Obligations of the Canadian Borrower and each other Canadian Facility Obligor shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Agents for the benefit of the Secured Parties and credited and applied against the Obligations of the Canadian Borrower and each other Canadian Facility Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; PROVIDED, HOWEVER, that if

         (a) the Guarantor has made payment to the Secured Parties of all or any part of the Obligations of the Canadian Borrower or any other Canadian Facility Obligor, and

         (b) all Obligations of the Canadian Borrower and each other Canadian Facility Obligor have been paid in full in cash or cash collateralization, all Canadian Letters of Credit have been terminated, expired or cash collateralized, all Rate Protection Agreements entered into pursuant to the Credit Agreement in respect of

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    Canadian Commitments have been terminated and all Canadian Commitments have been permanently terminated,

each Secured Party agrees that, at the Guarantor's request, the Agents, on behalf of the Secured Parties, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of the Canadian Borrower and each other Canadian Facility Obligor resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations of the Canadian Borrower or any other Canadian Facility Obligor or any Canadian Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against the Canadian Borrower or any other Canadian Facility Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guaranty to any Secured Party.

         SECTION 2.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF CANADIAN NOTES, ETC. This Guaranty shall:

         (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

         (b) inure to the benefit of and be enforceable by the Agents and each other Secured Party.

Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) any Canadian Commitment, Canadian Note or Canadian Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however to the provisions of
Section 12.11 and Article XI of the Credit Agreement.

         SECTION 2.8. JUDGMENT. The Guarantor hereby agrees that, with respect to the Canadian Facility:

         (a) if, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due in


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    Canadian Dollars hereunder into another currency, then the rate of exchange used shall be that at which the Canadian Agent, in accordance with normal banking procedures could purchase Canadian Dollars with such other currency on the Business Day preceding that on which final judgment is given; and

         (b) the obligation of the Guarantor in respect of any sum due from it to any Secured Party hereunder or any other Loan Document shall, notwithstanding any judgment in a currency other than Canadian Dollars, be discharged only to the extent that on the Business Day following receipt by the Secured Party of any sum adjudged to be so due in a currency other than Canadian Dollars such Secured Party may, in accordance with normal banking procedures, purchase Canadian Dollars with such other currency; in the event that the Canadian Dollars so purchased are less than the amount originally due to any Secured Party in Canadian Dollars, the Guarantor, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless such Secured Party against such loss, and if the Canadian Dollars so purchased exceed the sum originally due to such Secured Party or holder in Canadian Dollars, such Secured Party shall remit to the Guarantor such excess.


                                     ARTICLE III

                               MISCELLANEOUS PROVISIONS

         SECTION 3.1. LOAN DOCUMENT. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XII thereof.

         SECTION 3.2. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. In addition to, and not in limitation of, SECTION 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its respective successors, transferees and assigns (to the full extent provided

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pursuant to SECTION 2.7); PROVIDED, HOWEVER, that, except as permitted under the
Credit Agreement, the Guarantor may not assign any of its obligations hereunder without the prior written consent of all Lenders.

         SECTION 3.3. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Agents (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 3.4. NOTICES. All notices and other communications provided for hereunder shall be in writing or by facsimile and, mailed or telecopied or delivered, with respect to the Guarantor, at the address of the Guarantor specified in the Credit Agreement, and with respect to the Agents, to the addresses of the Agents specified in the Credit Agreement, or, with respect to the Guarantor or the Agents, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

         SECTION 3.5. NO WAIVER; REMEDIES. In addition to, and not in limitation of, SECTION 2.3 and SECTION 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 3.6. CAPTIONS. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

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         SECTION 3.7.  SEVERABILITY.  Wherever possible each provision of this
Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 3.8. COUNTERPARTS. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 3.9. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.


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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                     LEINER HEALTH PRODUCTS INC.


                                     By /s/ William B. Towne
                                       -----------------------------------------
                                       Name:  William B. Towne
                                       Title: Executive Vice President-Finance



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